UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report – June 30, 2010

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6961

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On June 30, 2010, QEP Resources, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”), among the Company, the administrative agent, and the lenders party thereto (the “Lenders”). The Amendment amends the Company’s existing senior unsecured revolving credit agreement to permit the previously announced spin-off (the “Spin-off”) of the Company by its parent, Questar Corporation (“Questar”), to Questar’s existing shareholders.

The Amendment, among other things, amends the applicable margin for LIBOR and base rate borrowings; modifies the definition of change of control; and amends the Company’s financial covenants, by adding a leverage ratio covenant and maximum permitted debt covenant.

In connection with the Amendment, the aggregate commitments of the Lenders were also increased from $800 million to $1.0 billion.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Senior Unsecured Term Loan Agreement

On June 30, 2010, the Company also entered into a senior unsecured term loan agreement (the “Term Loan Agreement”), among the Company, the administrative agent and the lenders party thereto (the “Term Lenders”). The Term Loan Agreement matures 364 days after the initial funding date, which may be extended by the Company for an additional 364-day term. The aggregate commitment of the Term Lenders is $500 million which amount will be automatically reduced by an amount equal to the unused portion of the commitment not utilized by the Company on the initial funding date.

Interest accrues on loans under the Term Loan Agreement at a LIBOR rate or a base rate, as selected by the Company, plus an applicable margin. Proceeds of borrowings under the Term Loan Agreement must be used solely to fund the purchase price for any of the Company’s outstanding senior notes that are properly tendered pursuant to a change of control offer made by the Company after the Spin-off.

The Term Loan Agreement contains customary representations, warranties, covenants and events of default, including, but not limited to, a (i) total consolidated funded debt to capitalization ratio, (ii) leverage ratio, (iii) maximum allowable debt covenant, and (iv) change of control event of default. During the continuance of an event of default, the Term Lenders may accelerate all outstanding debt and terminate all lending and letter of credit commitments.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In connection with the completion of the Spin-off on June 30, 2010, the Company distributed 100% of the outstanding stock of its wholly-owned subsidiary, Wexpro Company (“Wexpro”), to Questar in accordance with the terms of the separation and distribution agreement entered into on June 14, 2010 by the Company and Questar. Wexpro develops and produces natural gas and oil for Questar Gas Company (a wholly-owned subsidiary of Questar) under the terms of a long-standing agreement with the states of Utah and Wyoming.

Following the Company’s completion of the Spin-off, the Company will no longer consolidate Wexpro’s financial results, and the historical financial results of Wexpro will be reflected in the Company’s consolidated financial statements as discontinued operations. The unaudited pro forma consolidated financial information of the Company (reflecting the distribution of Wexpro) has been previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2010.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. No borrowings were made on the closing date under the Term Loan Agreement and no new borrowings were made on the closing date under the Amendment.

Item 3.03	Modifications to Rights of Security Holders.

On June 30, 2010, the Company entered into a Preferred Stock Purchase Rights Plan (the “Rights Plan”).

In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company outstanding at the close of business on July 1, 2010 (the “Record Date”). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until June 30, 2013 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a price of $225 per one one-thousandth (1/1,000th) of a share of Preferred Stock, subject to certain anti-dilution adjustments (the “Purchase Price”). Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons or any person acting in concert therewith has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock (including, without duplication, the number of shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities, if such person or group owns 5% or more of the Common Stock) (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons or any person acting in concert therewith becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates (or, with respect to any shares of Common Stock held in book entry form, by the notation in book entry).

The Rights will be transferred only with the Common Stock until the Distribution Date or earlier redemption, exchange, termination or expiration of the Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights will at no time have any voting rights.

Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $1.00 per share or (b) 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a preferential liquidation payment equal to $1,000 per share plus any accrued but unpaid dividends, provided that the holders of the Preferred Stock shall be entitled to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which the Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The Preferred Stock will not be redeemable. The Rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of or any person acting in concert with an Acquiring Person and the shares of Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of one Right. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

At any time after a person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for that number of shares of Common Stock having an aggregate value equal to the Spread (the excess of the value of the Common Stock issuable upon the exercise of a Right over the Purchase Price) per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights will expire on June 30, 2013 (unless earlier redeemed, exchanged or terminated). Wells Fargo Bank, N.A. is the Rights Agent.

The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in shares of Preferred Stock (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company beyond those as an existing shareholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement, dated as of June 30, 2010, between the Company and the Rights Agent (the “Rights Agreement”), may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights.

One Right will be distributed to shareholders of the Company for each share of Common Stock owned of record by them on at the close of business on July 1, 2010. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 500,000 shares of Preferred Stock initially for issuance upon exercise of the Rights.

The Rights are designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of the Company without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company’s stock on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a person or group has become an Acquiring Person.

The Rights Agreement specifying the terms of the Rights is incorporated herein by reference as an exhibit to this Current Report. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which has been previously filed as Exhibit 1. to the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.

Item 5.01	Change in Control of the Registrant.

Effective as of 11:59 p.m., New York City time, on June 30, 2010 (the “Spin-off Date”), Questar distributed all of the issued and outstanding shares of Common Stock of the Company to the Questar shareholders of record as of the close of business on June 18, 2010 (the “Spin-off Record Date”), as a pro rata dividend. On the Spin-off Date, Questar shareholders received one share of Common Stock for each share (including fractional shares) of the Questar’s stock held as of the Spin-off Record Date.

The Spin-off was completed pursuant to a separation and distribution agreement entered into on June 14, 2010 by the Company and Questar for the purpose of legally and structurally separating the two entities. Prior to the Spin-off, Questar owned 100% of the outstanding shares of Common Stock. After the Spin-off, Questar does not beneficially own any shares of Common Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2010, the Board of Directors of the Company adopted the Certificate of Designations of Series A Junior Participating Preferred Stock of QEP Resources, Inc. (the “Certificate of Designation”). The Certificate of Designation was approved in connection with the approval of the Rights Agreement and the Rights, as described in Item 3.03 above, and was filed with the Secretary of State of the State of Delaware and became effective on June 30, 2010.

The foregoing description of the Certificate of Designation and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which has been previously filed as Exhibit 2. to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010.

Item 7.01	Regulation FD Disclosure.

On July 1, 2010, the Company announced the completion of the Spin-off. A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As of the Spin-off Date, the Spin-off was completed and the Company became a stand-alone, publicly traded company. The Common Stock began regular-way trading on Thursday, July 1, 2010 on the NYSE under the symbol “QEP”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1*	Certificate of Designations of Series A Junior Participating Preferred Stock of QEP Resources, Inc. (incorporated by reference to Exhibit 2. of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010).

4.1*	Rights Agreement, dated as of June 30, 2010, between QEP Resources, Inc. and Wells Fargo Bank, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 1. of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010).

10.1	First Amendment to Credit Agreement dated as of June 30, 2010 among QEP Resources, Inc. (successor by merger to Questar Market Resources, Inc.), as borrower, Bank of America, N.A., as the administrative agent and letter of credit issuer, and the lenders party thereto.

10.2	Senior Unsecured Bridge Loan Agreement, dated as of June 30, 2010, among QEP Resources, Inc, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent, Bank of America, N.A. and BMO Capital Markets Financing, Inc., as co-syndication agents, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and the lenders party thereto.

99.1	Press Release issued July 1, 2010 by QEP Resources, Inc.

*	Exhibits so marked have been filed with the Securities and Exchange Commission as part of the referenced filing and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP RESOURCES, INC. (Registrant)

July 1, 2010

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President,
Chief Financial Officer and Treasurer

List of Exhibits:

Exhibit No.	Exhibit

(d) Exhibits.

Exhibit No.	Exhibit

3.1*	Certificate of Designations of Series A Junior Participating Preferred Stock of QEP Resources, Inc. (incorporated by reference to Exhibit 2. of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010).

4.1*	Rights Agreement, dated as of June 30, 2010, between QEP Resources, Inc. and Wells Fargo Bank, N.A., which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference to Exhibit 1. of QEP Resources, Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2010).

10.1	First Amendment to Credit Agreement dated as of June 30, 2010 among QEP Resources, Inc. (successor by merger to Questar Market Resources, Inc.), as borrower, Bank of America, N.A., as the administrative agent and letter of credit issuer, and the lenders party thereto.

10.2	Senior Unsecured Bridge Loan Agreement, dated as of June 30, 2010, among QEP Resources, Inc, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent, Bank of America, N.A. and BMO Capital Markets Financing, Inc., as co-syndication agents, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and the lenders party thereto.

99.1	Press Release issued July 1, 2010 by QEP Resources, Inc.

*	Exhibits so marked have been filed with the Securities and Exchange Commission as part of the referenced filing and are incorporated herein by reference.